                             COVENANT NOT TO COMPETE
                            (the Movie Tix Agreement)


     THIS COVENANT NOT TO COMPETE (the "Agreement") is made and entered into this 15th day of December, 1993, by and between TICKETMASTER HOLDINGS GROUP, LTD., an Illinois corporation (the "Purchaser"), TM MOVIE TIX,INC., a Delaware corporation (the "Company") and Fredric D. Rosen, an individual ("Rosen"), with reference to the following facts:

     A. Pursuant to that certain Subscription and Stock Sale Agreement dated as of November 20, 1993 between Purchaser and Rosen (the "Sale Agreement"), Purchaser has agreed to acquire the Shares (as defined in the Sale Agreement). Absent this covenant not to compete, Purchaser would have been unwilling to purchase the Shares under the Sale Agreement. Capitalized terms otherwise not defined herein shall have the meanings set forth in the Sale Agreement.

     B. For purposes of this Agreement, the "Company Businesses" shall mean the computerized sale of tickets for theatrical and cinematic or any other events on behalf of various venues and promoters through distribution channels currently being utilized by the Company.

          NOW, THEREFORE, based on the above premises and in consideration of the acquisition by Purchaser of the Shares, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. COVENANT NOT TO COMPETE. For a period of three (3) years from and after the date hereof, Rosen will not, without the prior written consent of Purchaser, directly or indirectly engage in or assist any activity which is the same as, similar to, or competitive with the Company Businesses (other than on behalf of Purchaser or its subsidiaries, affiliates (as defined in Rule 405 of the Regulations promulgated under the Securities Act of 1933, as amended), including, without limitation, whether such engagement or assistance is as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than 5% of the outstanding capital stock of a publicly traded corporation), guarantor, consultant, advisor, agent, sales representative or other participant, anywhere in the world the Company has been engaged, including without limitation, the United States and England. Nothing herein shall limit Rosen's ability to own interests in or manage entities which sell tickets as an incidental part of their primary businesses (e.g. cable networks, on-line computer services, sports teams, arenas, hotels, cruise lines, theatrical and movie productions and the like) and which do not hold themselves out generally as competitors of the Company, or its subsidiaries and affiliates.

     2. SOLICITATION OF EMPLOYEES. For a period of three (3) years from and after the date hereof, the Rosen shall not (i) directly or indirectly induce or attempt to induce any person then employed (whether part-time or full-time) by the Company whether as an officer, employee, consultant, adviser or independent contractor, to leave the employ of the Company or to cease providing or otherwise alter the services then provided to the Company or (ii) in any other manner seek to engage or employ any such person (whether or not for compensation) as an officer, employee, consultant, adviser or independent contractor in connection with the operation of any business which is the same as or similar to the Company.

     3. NON-SOLICITATION OF CUSTOMERS. For a period of three (3) years from and after the date hereof, Rosen shall not solicit any customers of the Company or encourage any such customers to use the facilities or services of any competitor of the Company. Customer shall mean any person who engages the Company to sell, on its behalf as agent, tickets to the public.

     4. PROPRIETARY INFORMATION. Rosen will not at any time (during or after the periods referred to above) disclose or use, except in the pursuit of the business of the Company or any of its subsidiaries or affiliates any proprietary information of the Company. "Proprietary information of the Company means all information known or intended to be known only to employees of the Company in a confidential relationship with the Company, relating to technical matters pertaining to the business of the Company. Rosen agrees not to remove any documents, records or other information from the premises of the Company containing any such proprietary information, except in the pursuit of the business of the Company or any of its subsidiaries or affiliates and acknowledges that such documents, records and other information are the exclusive property of the Company.

     5. EQUITABLE RELIEF. Rosen acknowledges that the covenants contained in Sections 1 through 4 hereof are reasonable and necessary to protect the legitimate interests of Purchaser and the Company, that in the absence of such covenants Purchaser would not have entered into the Sale Agreement, that any breach or threatened breach of such covenants will result in irreparable injury to Purchaser and the Company and that the remedy at law for such breach or threatened breach would be inadequate. Accordingly, the Rosen agrees that each of Purchaser and the Company, in addition to any other rights or remedies which either of them may have, shall be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to restrain the Rosen from any breach or threatened breach of such covenants.

     6.   MISCELLANEOUS.

          6.1 COMPLETE AGREEMENT; MODIFICATIONS. This Agreement and any documents referred to herein or executed contemporaneously herewith constitute the parties' entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement may not be amended, altered or modified except by a writing signed by the parties.

          6.2 REMEDIES NOT EXCLUSIVE. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy will be cumulative and will be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies will not constitute a waiver of the right to pursue other available remedies.

          6.3 NOTICES. All notices under this Agreement will be in writing and will be delivered by personal service, facsimile, telegram, telecopy or certified mail (postage prepaid) to such address as may be designated from time to time by the relevant party, and which will initially be as set forth below. Any notice sent by certified mail will be deemed to have been given three ( 3) days after the date on which it is mailed. All other notices will be deemed given when received. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party. Notices will be addressed as follows or to such other address as the party to whom the same is directed will have specified in conformity with the foregoing:

               (i)  If to Rosen:

                    c/o Ticketmaster Corporation
                    3701 Wilshire Boulevard
                    7th Floor
                    Los Angeles, California  90010
                    Telecopy No.:  (213) 382-1146

               With a copy to:

                    Stephen J. Saft
                    Kleban & Samor, P.C.
                    2425 Post Road
                    Southport, Connecticut 06490
                    Telecopy No.: (203) 259-9617

               (ii) If to Purchaser or the Company:

                    Ticketmaster Holdings Group, Ltd.
                    3701 Wilshire Boulevard
                    Los Angeles, California 90010
                    Attention:  General Counsel
                    Telecopy No.:  (213) 382-1146

               With a copy to:

                    Neal Gerber & Eisenberg
                    Two North LaSalle Street
                    Suite 2200
                    Chicago, Illinois 60602
                    Attention:  Charles Evans Gerber
                    Telecopy No.: (312) 269-1747

          6.4 SUCCESSORS AND ASSIGNS. Except as provided herein to the contrary, this Agreement will be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns. None of the parties hereto may assign any of their rights or obligations under this Agreement without the prior written consent of all other parties hereto; provided, however, that Purchaser may assign its rights under this Agreement in connection with a sale of substantially all of its stock in the Company if such sale includes the goodwill associated therewith.

          6.5 GOVERNING LAW; JURISDICTION. All questions with respect to the Agreement and the rights and liabilities of the parties will be governed by the laws of the State of Illinois, regardless of the choice of law provisions of that State or any other jurisdiction. Any and all disputes between the parties which may arise pursuant to this Agreement will be heard and determined before an appropriate federal or state court located in Chicago, Illinois. The parties hereto acknowledge that such court has the jurisdiction to interpret and enforce the provisions of this Agreement and the parties waive any and all objections that they may have as to personal jurisdiction or venue in any of the above courts.

          6.6 WAIVERS STRICTLY CONSTRUED. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (i) no waiver or extension of time will be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

          6.7 HEADINGS. The headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular Section.

          6.8 SEVERABILITY. The validity, legality or enforceability of the remainder of this Agreement will not be affected even if one or more of the provisions of this Agreement will be held to be invalid, illegal or unenforceable in any respect. Further, if the period of time, the extent of the geographic area, or the scope of the prescribed activities covered by this Agreement should be deemed unenforceable, then this Agreement shall be construed to cover the maximum period of time, geographic area and scope of prescribed activities (not to exceed the maximum time, geographic area or scope set forth herein) as may be valid under applicable law and each of the parties hereto shall request any court considering the enforceability of this Agreement to construe and/or reform it so as to render it enforceable to the maximum extent as provided above.

          6.9 REPRESENTATION OF PARTIES. The parties hereto acknowledge that they are sophisticated and have been represented by lawyers throughout this transaction.

          6.10 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          6.11 TERMINATION. Should Purchaser elect to terminate the Rosen's employment for any reason other than cause as defined in the Employment Agreement between Purchaser and Rosen, or should Rosen elect to terminate his employment with Purchaser for "Good Reason" as defined in such Employment Agreement, paragraphs 1, 2 and 3 to this Covenant Not To Compete shall likewise terminate and be of no further force and effect whatsoever except Rosen shall not interfere with respect to existing contracts with customers or employees.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.



                                  ---------------------------------------------
                                  Fredric D. Rosen




                                  TICKETMASTER HOLDINGS GROUP, LTD., an Illinois corporation


                                  By:
                                     -------------------------------------------
                                      Title:
                                            ------------------------------------


                                  TM MOVIE TIX, INC., an Illinois
                                  corporation



                                  By:
                                     -------------------------------------------
                                      Title:
                                            ------------------------------------